UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

Sovos Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40837	81-5119352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Centennial Parkway, Suite 200 Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

(720) 316-1225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SOVO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 7, 2023, Sovos Brands, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Campbell Soup Company, a New Jersey corporation (“Parent”), and Premium Products Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions stated in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock (“Company Stock”), except for certain shares of Company Stock specified in the Merger Agreement, will be canceled and automatically converted into the right to receive (i) $23.00 per share, and (ii) if the Merger is not effective by May 7, 2024, an additional $0.00182 per day beginning on May 8, 2024, up to, but excluding, the date the Merger becomes effective (the “Merger Consideration”).

Company equity awards outstanding immediately prior to the consummation of the Merger will be subject to the following treatment:

●	Each outstanding share of the Company’s restricted stock will be automatically converted into the right to receive an amount (subject to applicable withholding, if any) in cash equal to the Merger Consideration; provided, however, that, except as provided in the Merger Agreement, each share of the Company’s restricted stock which vests solely based on the achievement of a performance condition and for which the applicable performance condition remains unsatisfied (after giving effect to the Merger) shall, in accordance with its terms, be forfeited to the Sovos Brands Limited Partnership as of the closing for no consideration to the applicable holder thereof and thereafter shall be converted into the Merger Consideration in accordance with, and subject to the terms of, the Merger Agreement.

●	Each outstanding time-based restricted stock unit of the Company (each, a “Company RSU”) will:

o	if held by a non-employee director or former service provider of the Company, be automatically cancelled and converted into the right to receive an amount (subject to applicable withholding, if any) in cash equal to: (a) the Merger Consideration; multiplied by (b) the total number of shares of Company Stock subject to such Company RSU; and

o	if held by any other person, be automatically cancelled and converted into a restricted stock unit of Parent (a “Parent RSU”) with respect to a number of shares of common stock of Parent (“Parent Common Stock”) equal to: (a) the number of shares of Company Stock subject to such Company RSU; multiplied by (b) a quotient obtained by dividing (i) the Merger Consideration, by (ii) the volume-weighted average closing price per share of Parent Common Stock on the New York Stock Exchange for the five consecutive trading day period ending on the last trading day preceding the date of the Merger.

●	Each outstanding performance-based restricted stock unit of the Company (each, a “Company PSU”) will:

o	if held by a non-employee director or former service provider of the Company, be automatically cancelled and converted into the right to receive an amount (subject to applicable withholding, if any) in cash equal to: (a) the Merger Consideration; multiplied by (b) the total number of shares of Company Stock subject to such Company PSU, with the performance conditions deemed achieved at the target level (i.e., 100%), or if applicable under the terms of the award, the actual level of performance calculated as of the Effective Time (if greater); and

o	if held by any other person, be automatically cancelled and converted into a Parent RSU with respect to a number of shares of Parent Common Stock equal to: (a) the number of shares of Company Stock subject to such Company PSU, with the performance conditions deemed achieved at the target level (i.e., 100%), or if applicable under the terms of the award, the actual level of performance calculated as of the Effective Time (if greater); multiplied by (b) a quotient obtained by dividing (i) the Merger Consideration, by (ii) the volume-weighted average closing price per share of Parent Common Stock on the New York Stock Exchange for the five consecutive trading day period ending on the last trading day preceding the date of the Merger.

The board of directors of the Company (the “Company Board”) unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby, including the Merger and, subject to the terms and conditions of the Merger Agreement, resolved to recommend adoption of the Merger Agreement by the Company’s stockholders.

Consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including (i) the affirmative vote by holders of a majority of the outstanding shares of Company Stock to adopt the Merger Agreement (the “Company Stockholder Approval”); (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended); (the “HSR Act”); (iii) the absence of an order or law prohibiting the Merger or making consummation of the Merger illegal (a “Nonappealable Order”); and (iv) in the case of Parent’s obligations to consummate the Merger, the absence of any events, occurrences, changes, state of circumstances or facts that would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement). Each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s Merger Agreement representations and warranties (subject to materiality qualifiers) and the other party’s compliance with its Merger Agreement covenants and agreements in all material respects. Parent’s and Merger Sub’s respective obligations to consummate the Merger are not subject to a financing condition.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including covenants regarding the conduct of the business of the Company prior to the consummation of the Merger and covenants to assist Parent with obtaining its financing to fund the Merger Consideration.

The Merger Agreement contains a “no-shop” provision, pursuant to which the Company and its subsidiaries agree not to, and agree to cause their officers, directors, employees, investment bankers, attorneys, accountants and certain other advisors and representatives (other than non-officer employees) to not (and to use their reasonable best efforts to cause non-officer employees to not), directly or indirectly, among other customary restrictions, solicit alternative acquisition proposals, engage in discussions with any third party related to any alternative acquisition proposal, provide non-public information relating to the Company or access to the Company’s books and records in connection with an alternative acquisition proposal or fail to recommend the Merger to its stockholders. The “no-shop” provision also requires the Company and its subsidiaries to, and to cause their officers, directors, employees, investment bankers, attorneys, accountants and certain other advisors and representatives to, immediately cease all existing discussions or negotiations, if any, with any third party with respect to any acquisition proposal.

The Merger Agreement also provides that, notwithstanding the foregoing, if prior to receipt of the Company Stockholder Approval, the Company receives a written acquisition proposal that did not result from a breach of the Merger Agreement, under certain circumstances, the Company and its representatives may engage in negotiations and discussions with the third party making such acquisition proposal and may provide such third party (after execution of a confidentiality agreement meeting certain requirements) with non-public information relating to the Company. The Company is permitted to terminate the Merger Agreement to accept a Superior Proposal if the Company Board determines in good faith, after considering advice from its financial advisor and legal counsel, that a failure to take such action would be inconsistent with the Company Board’s fiduciary duties under Delaware law (except that the Company is not permitted to take any such action without first giving Parent certain customary rights to match the alternative acquisition proposal that is determined to be a Superior Proposal). A “Superior Proposal” is generally defined as any bona fide, written acquisition proposal that is not made as a result of breach of the “no-shop” restrictions, and that the Company Board determines in good faith, after considering advice from its financial advisor and legal counsel, after taking into account all the terms and conditions of the acquisition proposal, is more favorable from a financial point of view to the Company’s stockholders than the Merger under the terms of the Merger Agreement (taking into account (a) any proposal by Parent to amend the terms of the Merger Agreement pursuant to its rights to match the alternative acquisition proposal that is determined to be a Superior Proposal, and (b) all financial, legal, regulatory and other aspects of such acquisition proposal, including the timing and likelihood of consummating the alternative acquisition contemplated in such acquisition proposal).

Each of Parent or the Company can terminate the Merger Agreement under certain circumstances including, (i) if the transactions contemplated by the Merger Agreement are not consummated on or before February 7, 2025 (the “Termination Date”), (ii) if a court of competent jurisdiction or other governmental authority in the United States has issued a final non-appealable order, decree or injunction prohibiting or making illegal the consummation of, or enjoining the parties from consummating, the Merger, or (iii) the Company Stockholder Approval did not occur. The Company may also terminate the Merger Agreement to accept a Superior Proposal, subject to Parent’s right to match such Superior Proposal, and Parent may terminate the Merger Agreement if, among other things, the Company Board changes or fails to support the Company Board’s recommendation that the Merger Agreement be adopted by the Company’s stockholders (an “Adverse Recommendation Change”). The Company must pay Parent a $71.3 million termination fee if the Company terminates the Merger Agreement to accept a Superior Proposal or if Parent terminates the Merger Agreement because of an Adverse Recommendation Change, an alternative acquisition proposal has been publicly disclosed (and not withdrawn), the Merger Agreement is terminated and the Company consummates an alternative acquisition proposal, or signs a definitive agreement for an alternative acquisition proposal (that is subsequently consummated), within twelve months of such termination. Parent must pay the Company a $145 million termination fee (minus any Reimbursed Expenses (as defined below)) if Parent or the Company terminates the Merger Agreement because the Effective Time has not occurred before the Termination Date or if there is a Nonappealable Order (in each case, solely as a result of the failure to obtain the expiration or termination of the waiting period under the HSR Act or the issuance of an injunction or order, or the application of an applicable law or legal prohibition, relating to U.S. antitrust laws).

Parent is required to reimburse the Company for up to $10 million of the reasonable and documented fees and expenses incurred by the Company in connection with obtaining (or seeking to obtain) the expiration or termination of the applicable waiting period under the HSR Act (“Reimbursed Expenses”).

If the Merger is consummated, the Company Stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934 as promptly as practicable after the Effective Time.

The foregoing description of the Merger Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

In connection with the Merger Agreement, (i) certain funds associated with Advent International Corporation (such funds collectively, “Advent”) that are stockholders of the Company and (ii) each member of the Company Board who holds Company Stock (together, the “Voting Parties”) have entered into a voting agreement with Parent (each, a “Voting Agreement”) and agreed, among other things, to vote the shares of Company Stock over which they have voting power to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Under the terms of each Voting Agreement, the relevant Voting Party has also agreed (a) to vote such Voting Party’s shares of Company Stock against any alternative acquisition proposal and (b) not to transfer its shares of Company Stock (subject to certain exceptions). In addition, Advent’s Voting Agreement contains a “no-shop” restriction that, among other things, prohibits Advent and its representatives from soliciting alternative acquisition proposals (subject to certain exceptions). As of August 7, 2023, the Voting Agreements cover approximately 34% of the shares of outstanding Company Stock. As of August 7, 2023, the Voting Parties collectively owned approximately 46% of the shares of outstanding Company Stock.

The foregoing summary of each Voting Agreement does not purport to be complete. Advent’s Voting Agreement is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference, and the Voting Agreement signed by each of our directors who hold shares of Company Stock is subject to, and qualified in its entirety by reference to, the full text of the form of Voting Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On August 7, 2023, Sovos Brands, Inc. issued a press release announcing financial results for its 13 weeks and 26 weeks ended July 1, 2023. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure

On August 7, 2023, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.2 hereto.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Sovos Brands, Inc. (the “Company”) by Campbell Soup Company. In connection with this transaction, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (when available) will be mailed to stockholders of the Company. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://sovosbrands.com or by contacting the Company by email at IR@sovosbrands.com or by mail at 168 Centennial Parkway, Suite 200, Louisville, CO 80027.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March  8, 2023, its Proxy Statement for its 2023 Annual Meeting of Stockholders , which was filed with the SEC on April 27, 2023, its Quarterly Report on Form 10-Q for the quarter ended April 1, 2023, which was filed with the SEC on May 10, 2023, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

The statements contained in this communication regarding the proposed transaction contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words, such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and the risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. The risks and uncertainties referred to above also include regional, national or global political, economic, business, competitive, market and regulatory conditions, including the following: the Company’s dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of its Rao’s Homemade sauce products; adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which it relies, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of the Company’s products or imposing surcharges on it, or if they perform poorly or declare bankruptcy; inflation, including the Company’s vulnerability to decreases in the supply of and increases in the price of raw materials, packaging, fuel, labor, manufacturing, distribution and other costs, and the Company’s inability to offset increasing costs through cost savings initiatives or pricing; supply disruptions, including increased costs and potential adverse impacts on distribution and consumption; the Company’s inability to expand household penetration and successfully market its products; competition in the packaged food industry and our product categories; consolidation within the retail environment may allow our customers to demand lower pricing, increased promotional programs and increased deductions and allowances, among other items; the Company’s inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf; the Company’s inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains; failure by the Company or third-party co-packers or suppliers of raw materials to comply with labeling, food safety, environmental or other laws or regulations, or new laws or regulations; the Company’s vulnerability to the impact of severe weather conditions, natural disasters and other natural events such as herd, flock and crop diseases on its manufacturing facilities, co-packers or raw material suppliers; the Company’s inability to effectively manage its growth; fluctuations in currency exchange rates could adversely affect the Company’s results of operations and cash flows; geopolitical tensions, including relating to Ukraine; the Company’s inability to maintain its workforce; the Company’s inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions; erosion of the reputation of one or more of the Company’s brands; the Company’s inability to protect itself from cyberattacks; failure to protect, or litigation involving, the Company’s tradenames or trademarks and other rights; the Company’s ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products; the effects of climate change and adherence to environmental, social and governance demands; a change in assumptions used to value the Company’s goodwill or its intangible assets, or the impairment of the Company’s goodwill or intangible assets; the Company’s level of indebtedness under its Amended First Lien Credit Agreement, which as of July 1, 2023 was $480.8 million, and the Company’s duty to comply with covenants under its Amended First Lien Credit Agreement; the COVID-19 pandemic and associated effects; and the interests of the Company’s majority stockholder may differ from those of public stockholders. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive.

Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this communication. The Company disclaims any obligation to update forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.
2.1*	Agreement and Plan of Merger, dated August 7, 2023, by and among Sovos Brands, Inc., Campbell Soup Company and Premium Products Merger Sub, Inc.
10.1*	Voting Agreement, dated August 7, 2023, by and among certain funds associated with Advent International Corporation and Campbell Soup Company
10.2	Form of Voting Agreement by and among certain directors of Sovos Brands, Inc. and Campbell Soup Company
99.1	Press Release of Sovos Brands, Inc. dated August 7, 2023
99.2	Joint Press Release of Sovos Brands, Inc. and Campbell Soup Company dated August 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Momentive will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Momentive may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SOVOS BRANDS, INC.

By:	/s/ Isobel A. Jones
Name:	Isobel A. Jones
Title:	Secretary

Date: August 7, 2023